Exhibit 10 (a)
CAMPBELL SOUP COMPANY
Mid-Career Hire Pension Plan
Amended and Restated
Effective January 1, 2009

CAMPBELL SOUP COMPANY
MID-CAREER HIRE PENSION PLAN

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CAMPBELL SOUP COMPANY
Mid-Career Hire Pension Plan
Amended and Restated
Effective January 1, 2009
     The Campbell Soup Company Mid-Career Hire Pension Plan (the “Plan”) is designed to provide selected management or highly compensated employees of the Company and its Subsidiaries, who are or were hired as executives in key management positions in the midst of their business careers, with retirement benefits that may supplement the retirement income that they receive from designated Company sources, including the Qualified Plans. The Plan is intended to be an “unfunded” plan maintained for the purpose of providing deferred compensation to a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The Plan was originally effective on March 27, 1986 and previously amended and restated generally effective as of January 25, 2001. This amendment and restatement of the Plan is effective as of January 1, 2009. Pursuant to this amendment and restatement, the benefits provided under the Plan to a Participant who terminated employment from the Campbell Group prior to January 1, 2009 shall be determined solely in accordance with the terms of the Plan as in effect on the date of such termination and if such termination occurred after 2004, under a reasonable good faith interpretation of Code section 409A and the applicable guidance thereunder.
     This Plan, as amended and restated, is intended (1) to comply with Code section 409A and official guidance issued thereunder, and (2) to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.

ARTICLE I
DEFINITIONS
     Unless the context otherwise requires, the following words and phrases as used herein shall have the following meanings:
     §1.1 “Actuarial Equivalent” or “Actuarially Equivalent” means a benefit of equal value computed using an interest rate of five percent and the mortality assumptions set forth in Appendix J of the Retirement Plan; provided, however, that for purposes of valuing the Normal Form of Benefit and the benefits described in Sections 6.2(b)(ii) and 11.4, Actuarial Equivalent shall be calculated using the discount rate used by the Company on its financial statements at the time of distribution applicable under Financial Accounting Standards Board Statement No. 87, and the “applicable mortality table” published in Revenue Ruling 95-6 or such other applicable guidance from the Internal Revenue Service.
     §1.2 “Adjusted Final Pay” means the Participant’s Final Average Pay, as that term is defined in the Retirement Plan, and in addition all amounts that would otherwise be included in Earnings, as that term is defined in the Retirement Plan, but for the fact that the Participant elected to defer receipt of such amounts under the Campbell Soup Company Deferred Compensation Plan II, as amended from time to time, and the Campbell Soup Company Deferred Compensation Plan.
     §1.3 “Administrative Committee” means the Committee as that term is defined in the Retirement Plan.
     §1.4 “Board” means the Board of Directors of the Company.
     §1.5 “Campbell Group” means Campbell Soup Company and all of its Subsidiaries.
     §1.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     §1.7 “Company” means Campbell Soup Company, its successors and assigns.
     §1.8 “Compensation Committee” means the Compensation and Organization Committee of the Board.
     §1.9 “Effective Date” means January 1, 2009.
     §1.10 “Excess Pension Benefit” means the benefit amount determined in Section 6.4.

     §1.11 “Income Replacement Benefit” means the benefit amount determined in Section 6.2.
     §1.12 “Initial Distribution Election” means an election to set the time and form of payment of a Participant’s accrued benefit pursuant to Section 7.4.
     §1.13 “Normal Form of Benefit” means the form of distribution described in Section 7.2.
     §1.14 “Normal Retirement Date” means the Participant’s Normal Retirement Date as that term is defined in the Retirement Plan.
     §1.15 “Nonqualified Plan” means the Company’s Supplemental Employees’ Retirement Plan (commonly referred to as, the “SERP”) as in effect from time to time on and after the Effective Date.
     §1.16 “Participant” means an employee who is eligible for the Plan in accordance with Article II.
     §1.17 “Plan” means the Company’s Mid-Career Hire Pension Plan set forth herein and as amended from time to time.
     §1.18 “Qualified Plans” means the Retirement Plan and any broad-based foreign retirement plan, as described in Treas. Reg. § 1.409A-1(a)(3)(v), maintained outside of the United States that provides life-time retirement benefits and is funded by the Company or a Subsidiary.
     §1.19 “Retirement Plan” means the Campbell Soup Company Retirement and Pension Plan as in effect from time to time on and after the Effective Date.
     §1.20 “Separation from Service” or “Separates from Service” means a “separation from service” within the meaning of Code section 409A. Generally, a separation from service occurs when an individual ceases to provide services for the Company.
     §1.21 “SERP Participant” means an employee who first becomes a Participant in the Plan on or after the Effective Date and prior to such participation, the employee was a participant under the Nonqualified Plan.
     §1.22 “Social Security Covered Compensation” means the Participant’s Social Security Covered Compensation as that term is defined in the Retirement Plan.
     §1.23 “Spouse” means the Participant’s Spouse as that term is defined in the Retirement Plan.

     §1.24 “Subsequent Distribution Election” means an election to change the time or form of payment of a Participant’s accrued benefit pursuant to Section 7.4.
     §1.25 “Subsidiary” means a corporation, the majority of the voting stock of which is owned directly or indirectly by the Company.
     §1.26 “Termination Benefit” means the benefit amount determined in Section 6.1.
     § 1.27 “Total Disability” means Total Disability as that term is defined in the group long-term disability plan sponsored by the Company.
     §1.28 “Years of Employment” means the twelve-month periods beginning on a Participant’s date of hire and each anniversary date thereafter in which the Participant remains employed by the Campbell Group.
     §1.29 “Years of Service” means the Participant’s Years of Vesting Service, as that term is defined and determined in accordance with the provisions of the Retirement Plan, but for this Plan determined using all employment with the Campbell Group.

ARTICLE II
ELIGIBILITY AND PARTICIPATION
     All executives in salary grade level 46 or higher are automatically eligible for and shall become Participants in this Plan. Other executives in senior management positions may be selected to become Participants at any time and from time to time by the President of the Company or by the Compensation Committee, in his or her, or in its sole discretion. The Compensation Committee may delegate its authority to select executives who are eligible for the Plan.
     A Participant who has vested in the Income Replacement Benefit and terminates employment from the Campbell Group shall not be eligible to participate in the Plan upon any subsequent reemployment, and all service with and compensation from the Campbell Group, and all accruals under the Qualified Plans and the Nonqualified Plan, attributable to the post-reemployment period shall be disregarded in determining Plan benefits.

ARTICLE III
VESTING AND BENEFITS
     §3.1 Termination Before Three Years of Service. Any Participant whose employment terminates for any reason, other than due to death or Total Disability, prior to the Participant’s completing three Years of Service with the Campbell Group shall automatically forfeit all benefits under the Plan.
     § 3.2 Termination After Three Years of Service. Subject to Article V, any Participant who after completing three Years (but prior to completing five Years) of Service with the Campbell Group: (a) is terminated by the Company for any reason; or (b) resigns without the consent of the President of the Company, shall be vested in the Excess Pension Benefit only. Such Participant’s Excess Pension Benefit shall be determined under Section 6.4.
     § 3.3 Termination by the Company After Five Years of Employment and Before Age 55. Subject to Article V, any Participant who is terminated by the Company for any reason after completing five Years of Employment with the Campbell Group and prior to attaining age 55 shall be vested in the Termination Benefit only. Such Participant’s Termination Benefit shall be determined under Section 6.1, or, as applicable, Section 6.3.
     §3.4 Retirement On or After Age 55 with Five Years of Employment. Subject to Article V, any Participant who retires or is terminated by the Company for any reason on or after he has attained age 55 and completed five Years of Employment with the Campbell Group shall be vested in the Income Replacement Benefit only. Such Participant’s Income Replacement Benefit shall be determined under Section 6.2, or, as applicable, Section 6.3.

ARTICLE IV
DEATH AND DISABILITY BENEFITS
     §4.1 If a Participant’s employment terminates due to death or Total Disability prior to both the attainment of age 55 and the completion of five Years of Employment with the Campbell Group, the Participant or Participant’s beneficiary shall be immediately vested in and entitled to the Termination Benefit as determined under Section 6.1, or, as applicable, Section 6.3, based upon his Years of Service to the date of his death or Total Disability; provided, however, that if such a Participant was vested in the Excess Pension Benefit prior to his or her employment termination, in the calculation of the Termination Benefit, the Participant or Participant’s beneficiary shall receive no less than the Excess Pension Benefit as determined under Section 6.4.
     §4.2 If a Participant’s employment terminates due to death or Total Disability on or after he has attained age 55 and completed five years of employment, the Participant or Participant’s beneficiary shall be entitled to the Income Replacement Benefit as determined under Section 6.2, or, as applicable, Section 6.3, based upon his Years of Service to the date of his death or Total Disability.

ARTICLE V
CONDITIONS TO BENEFIT ENTITLEMENT
     §5.1 Conditions. Notwithstanding any vesting in Article III and subject to the provisions of Section 5.2, each payment of benefits under this Plan shall be subject to the conditions that:
          (a) the Participant’s employment with the Campbell Group shall not have been terminated for willful, deliberate or gross misconduct; and
          (b) prior to such payment, the Participant shall not have engaged in conduct materially detrimental to the interests of the Company or any Subsidiary, including, without limitation, engaging in any business competitive with a business in which the Company or a Subsidiary (i) was engaged at any time during the Participant’s employment with the Campbell Group and (ii) is engaged at the time the Participant is engaged in the competitive business.
     §5.2 Failure to Satisfy Conditions. If the Participant shall fail to satisfy any of the conditions set forth in Section 5.1, the Company shall not be obligated after such failure to pay any benefits remaining to be paid to or on behalf of the Participant, provided all of the following shall have taken place:
          (a) the Secretary of the Company, at the direction of the Compensation Committee, shall have given written notice to the Participant (hereafter referred to as the “Notice”) setting forth with reasonable specificity (i) the alleged failure, and (ii) the loss of rights to benefits that will occur unless the Participant rectifies such failure to the satisfaction of the Compensation Committee within 30 days after his receipt of the Notice;
          (b) the Participant shall not have rectified such failure to the satisfaction of the Compensation Committee within 30 days after his receipt of the Notice; and
          (c) the Secretary of the Company, at the direction of the Compensation Committee and after the expiration of the 30-day period referred to in clause (b) above, shall have given written notice to the Participant that, in the opinion of the Compensation Committee, he has not rectified the failure.

ARTICLE VI
BENEFIT FORMULAS
     §6.1 Termination Benefit Formula. The Termination Benefit is the benefit, expressed as a straight life annuity commencing on the Participant’s Normal Retirement Date, equal to the excess, if any, of (a) over (b) where:
          (a) is 2% multiplied by the Participant’s Years of Service, with such product, not to exceed 37.5%, multiplied by the Participant’s Adjusted Final Pay; and
          (b) is the straight life annuity payable to the Participant under the Qualified Plans commencing on his Normal Retirement Date, excluding for this purpose the portion of such annuity attributable to the Additional Annuity Benefit described in Section 5.07 of the Retirement Plan.
If a Participant commences his Termination Benefit prior to his Normal Retirement Date, the amount determined under Section 6.1(a) shall be reduced by multiplying such benefit by the percentage set forth in Section 6.6, and the amount under Section 6.1(b) shall be adjusted using the factors defined under the Qualified Plans, as applicable, based on the Participant’s age at the time his Plan benefits are scheduled to commence.
     §6.2 Income Replacement Benefit Formula. The Income Replacement Benefit is the greater of: (a) the benefit determined under the Excess Pension Benefit Formula in Section 6.4; or (b) the benefit, expressed as a straight life annuity commencing on the Participant’s Normal Retirement Date, equal to the sum of (i) plus (ii) where:
          (i) is the excess of (A) over (B) where:
               (A) is 37.5% of the Participant’s Adjusted Final Pay, and
               (B) is the straight life annuity payable to the Participant under the Qualified Plans commencing on his Normal Retirement Date, excluding for this purpose the portion of such annuity attributable to the Additional Annuity Benefit described in Section 5.07 of the Retirement Plan; and
          (ii) is the Actuarial Equivalent of (A) plus (B) where:
               (A) is the present value of a life annuity payable from the retirement age to age 65 of $13 per month times 35 years of service, minus $16 per month times the Participant’s Years of Service, and

               (B) is the present value of a life annuity payable starting at age 65 of $3 per month times 35 years of service, minus $3 per month times the Participant’s Years of Service.
The benefit formula set forth in Section 6.2(b)(ii) is applicable only to those Participants who were eligible to participate in the Plan on or before May 1, 2008. Notwithstanding anything to the contrary in this Section 6.2(b)(ii), the benefit described herein shall not be paid to a Participant, Spouse or any beneficiary who receives any Company paid retiree medical coverage.
If a Participant commences his Income Replacement Benefit prior to his Normal Retirement Date, the amount determined under Section 6.2(b)(i)(A) shall be reduced by multiplying such benefit by the percentage set forth in Section 6.6, and the amount under Section 6.2(b)(i)(B) will be adjusted using the factors defined under the Qualified Plans, as applicable, based on the Participant’s age at the time his Plan benefits are scheduled to commence.
     §6.3 Grandfathered Benefit Formulas for Pre-January 25, 2001 Participants. The Termination Benefit of a Participant who was covered by the Plan as a Participant prior to January 25, 2001, shall be the greater of the amount determined under Section 6.1, or the amount determined under the Grandfathered Termination Benefit formula set forth in Appendix A.
     The Income Replacement Benefit of a Participant who was covered by the Plan as a Participant prior to January 25, 2001, shall be the greater of the amount determined under Section 6.2, or the amount determined under the Grandfathered Income Replacement Benefit formula set forth in Appendix A.
     §6.4 Excess Pension Benefit Formula. The Excess Pension Benefit Formula is the benefit, expressed as a straight life annuity commencing on the Participant’s Normal Retirement Date, equal to the excess, if any, of (a) over (b) where:
          (a) is the amount of the straight life annuity that would be payable to the Participant under the Qualified Plans commencing on his Normal Retirement Date if the limitations of Code sections 401(a)(17) and 415 (and the provisions of the Qualified Plans applying those limitations) did not exist, excluding for this purpose the portion of such annuity attributable to the Additional Annuity Benefit described in Section 5.07 of the Retirement Plan; and
          (b) is the straight life annuity payable to the Participant under the Qualified Plans commencing on his Normal Retirement Date, excluding for this purpose the portion of such annuity attributable to the Additional Annuity Benefit described in Section 5.07 of the Retirement Plan.
If a Participant commences his Excess Pension Benefit prior to his Normal Retirement Date, the Excess Pension Benefit shall be determined using the early commencement factors of the Retirement Plan based on the Participant’s age at the time his Plan benefits are scheduled to commence.
     §6.6 Early Commencement Factors. The percentages set forth in the chart below reflect the portion of the benefit under the Plan that a Participant shall receive in the event payments under the Plan begin prior to the Normal Retirement Date. To determine the percentages that would apply to the Termination Benefits that commence prior to age 55, Schedule 3 of Appendix I of the Retirement Plan shall apply.

		Income
	Termination	Replacement
Age	Benefit	Benefit
55	53%	65%
56	56%	70%
57	60%	75%
58	63%	80%
59	67%	85%
60	72%	90%
61	77%	95%
62	82%	100%
63	88%	100%
64	94%	100%
65	100%	100%

ARTICLE VII
DISTRIBUTION OF BENEFITS; BENEFICIARY
     §7.1 Time of Distribution. Absent an Initial Distribution Election under Section 7.4 or Subsequent Deferral Election under Section 7.5, distributions to a Participant (other than a SERP Participant) of his accrued benefits under the Plan shall normally commence the first day of the seventh month following the Participant’s Separation from Service (or, if earlier, within 90 days following the Participant’s death).
     §7.2 Form of Distribution. A Participant’s accrued benefit (other than a SERP Participant) shall be distributed in five equal annual installments (the “Normal Form of Benefit”), unless a form of distribution is otherwise selected pursuant to the latest to occur of: (1) a timely filed Initial Distribution Election under Section 7.4, or (2) a Subsequent Deferral Election under Section 7.5. Notwithstanding any elections by a Participant, if the Participant’s accrued benefit under the Plan is not greater than the applicable dollar limit under Code section 402(g)(1)(B) ($15,500 for 2007) at the time the Participant Separates from Service, such accrued benefit shall be distributed in a lump sum payment the first day of the seventh month following the Participant’s Separation from Service.
     §7.3 Time and Form of Payment for SERP Participants. Notwithstanding anything herein to the contrary, the distribution of a SERP Participant’s accrued benefits under the Plan shall be at the time and in the form designated under the Nonqualified Plan such that any payment of benefits under this Plan shall not result in an impermissible acceleration or further deferral of the forfeited Nonqualified Plan benefits in violation of Code section 409A.
     §7.4 Initial or Transition Period Distribution Election.
          (a) To the extent permitted under Code section 409A, during the calendar year before an executive of the Company first becomes eligible to participate in the Plan, such executive (other than a SERP Participant) may elect from the options set forth in Section 7.6 (the “Initial Distribution Election”): (1) the time when distributions will commence; and (2) the form in which the accrued benefit shall be paid (collectively referred to as, the “Time and Form of Payment”) in accordance with procedures and distribution rules established by the Administrative Committee. Notwithstanding the foregoing, in the first year in which an executive becomes eligible to participate in the Plan due to being newly hired by the Company, an Initial Deferral Election may be made with respect to services to be performed subsequent to the election within 30 days after the date the executive becomes eligible to participate in the Plan, to the extent permitted under Code section 409A.
          (b) Notwithstanding the provisions of Section 7.5 or any prior Participant elections to the contrary, during the transition period under Code section

409A and applicable guidance issued thereunder, a Participant, who was an employee of the Company at the time, may have made an election to receive his or her benefits under the Plan in a Time and Form of Payment set forth in Section 7.6. Any such election must have become irrevocable on or before December 31, 2008 and must have been made in accordance with procedures and distribution rules established by the Administrative Committee.
     §7.5 Subsequent Deferral Election. In accordance with the procedures established by the Administrative Committee, a Participant may make three subsequent elections to change the Time and Form of Payment of his accrued benefit (the “Subsequent Deferral Election”) in accordance with this Section 7.5, but only if the following conditions are satisfied:
          (a) The Subsequent Deferral Election may not take effect until at least twelve (12) months after the date on which such election is made;
          (b) Such distribution may not be made earlier than at least five (5) years from the date the distribution would have otherwise been made; and
          (c) The Subsequent Deferral Election must be made at least twelve (12) months before the date of the Participant’s Separation from Service.
Any election (including changes solely among the Annuity Options) with respect to the time or form of payment under the Plan, after the Participant’s third Subsequent Deferral Election, shall be null and void and have no force or effect. Notwithstanding anything herein to the contrary, a Subsequent Deferral Election solely to change the form of payment from one Annuity Option to another Annuity Option listed in Section 7.6(b)(ii) shall not be subject to the conditions set forth in Sections 7.5(a) and (b) above provided that the new Annuity Option selected is Actuarially Equivalent to the previously selected Annuity Option. For purposes of clarification, in no event shall any Subsequent Deferral Election (including an election by a Participant’s beneficiary) be made after the date that is twelve (12) months before the Participant’s Separation from Service.
     §7.6 Time and Form of Payment Options. Pursuant to Sections 7.4 and 7.5, the Participant may elect from the following options:
          (a) Time of Payment. A Participant may elect to commence payments upon the later of: (i) a specified age from 55 to 65, or (ii) the Participant’s Separation from Service; provided, however, any payments upon the Participant’s Separation from Service shall commence on the first day of the seventh month following the date of such separation.
          (b) Form of Payment. A Participant may elect the manner in which his accrued benefit shall be paid from between the following two options:

(i)	Normal Form of Benefit; or

(ii)	one of the following annuity forms (the “Annuity Option”):
(1)	a single life annuity;

(2)	a 50% joint and survivor annuity;

(3)	a 75% joint and survivor annuity; or

(4)	a 100% joint and survivor annuity.
     §7.7 Beneficiary Designation. The beneficiary of the Participant under the Retirement Plan shall automatically be deemed to be designated as the recipient of the retirement benefits, if any, payable under this Plan in the event of the Participant’s death.
     §7.8 Beneficiary Distributions.
          (a) To the extent a beneficiary becomes entitled to death benefits under Article IV or because a terminated or retired Participant dies prior to the scheduled time of payment under this Article VII, the Participant’s beneficiary (other than a SERP Participant) shall receive the Normal Form of Benefit or the Annuity Option elected by the Participant, if any, pursuant to Section 7.4 or 7.5, within 90 days following the Participant’s death.
          (b) In the event a Participant dies after payments under the Plan have commenced, the Participant’s beneficiary shall continue to receive the remaining payments, if any, of the Normal Form of Benefit or the Annuity Option elected by the Participant, if any, pursuant to the provisions under this Article VII; provided, however, in no event shall any beneficiary have the right to make a Subsequent Deferral Election under the Plan.
     §7.9 Election to Receive Distribution. A Participant may elect the Time and Form of Payment of his benefit under Sections 7.4 and 7.5 in accordance with procedures established by the Administrative Committee and the requirements of Code section 409A.
     §7.10 Effect of Taxation. If the Participant’s benefits under the Plan are includible in income pursuant to Code section 409A, such benefits shall be distributed immediately to the Participant.
     §7.11 Permitted Delays. Notwithstanding the foregoing, any payment to a Participant under the Plan shall be delayed upon the Administrative Committee’s reasonable anticipation of one or more of the following events:
          (a) The Company’s deduction with respect to such payment would be eliminated by application of Code section 162(m); or

          (b) The making of the payment would violate Federal securities laws or other applicable law;
provided, that any payment delayed pursuant to this Section 7.11 shall be paid in accordance with Code section 409A on the earliest date in which the Company reasonably anticipates that: (i) the deduction of such payment will not be barred by the application of Code section 162(m); and (ii) the making of the payment will not cause a violation of Federal securities laws or other applicable law.

ARTICLE VIII
ADMINISTRATIVE PROCEDURES
     §8.1 General. The Plan shall be administered by the Administrative Committee. The Administrative Committee shall establish such rules, regulations and instruments for the administration of the Plan as it deems necessary or advisable.
     §8.2 Plan Interpretation. The Administrative Committee shall have responsibility, and full and absolute discretion and authority, to administer and interpret the Plan. The Administrative Committee’s interpretations of the Plan, as well as all actions taken and determinations made by the Administrative Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned. Benefits under the Plan shall be paid only if the Administrative Committee decides in its discretion that the applicant is entitled to them.
     §8.3 Responsibilities and Reports. The Administrative Committee may pursuant to a written instruction name other persons to carry out specific responsibilities. The Administrative Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports that are furnished by any accountant, controller, counsel, or other person who is employed or engaged for such purposes.

ARTICLE IX
CLAIMS PROCEDURE
     § 9.1 Filing a Claim. A Participant or his authorized representative may file a claim for benefits under the Plan. Any claim must be in writing and submitted to the Administrative Committee at such address as may be specified from time to time. Claimants will be notified in writing of approved claims, which will be processed as claimed. A claim is considered approved only if its approval is communicated in writing to a claimant.
     § 9.2 Denial of Claim. In the case of the denial of a claim respecting benefits paid or payable with respect to a Participant, a written notice will be furnished to the claimant within 90 days of the date on which the claim is received by the Administrative Committee. If special circumstances require a longer period, the claimant will be notified in writing, prior to the expiration of the 90-day period, of the reasons for an extension of time; provided, however, that no extensions will be permitted beyond 90 days after the expiration of the initial 90-day period.
     § 9.3 Reasons for Denial. A denial or partial denial of a claim will be dated and will clearly set forth:
          (a) the specific reason or reasons for the denial;
          (b) specific reference to pertinent Plan provisions on which the denial is based;
          (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
          (d) an explanation of the procedure for review of the denied or partially denied claim set forth below, including the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.
     § 9.4 Review of Denial. Upon denial of a claim, in whole or in part, a claimant or his duly authorized representative will have the right to submit a written request to the Administrative Committee for a full and fair review of the denied claim by filing a written notice of appeal with the Administrative Committee within 60 days of the receipt by the claimant of written notice of the denial of the claim. A claimant or the claimant’s authorized representative will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and may submit issues and comments in writing. The review will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
     If the claimant fails to file a request for review within 60 days of the denial notification, the claim will be deemed abandoned and the claimant precluded from reasserting it. If the claimant does file a request for review, his request must include a description of the issues and evidence he deems relevant. Failure to raise issues or present evidence on review will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.
     § 9.5 Decision Upon Review. The Administrative Committee will provide a prompt written decision on review. If the claim is denied on review, the decision shall set forth:
          (a) the specific reason or reasons for the adverse determination;
          (b) specific reference to pertinent Plan provisions on which the adverse determination is based;
          (c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and
          (d) a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain the information about such procedures, as well as a statement of the claimant’s right to bring an action under ERISA section 502(a).
     A decision will be rendered no more than 60 days after the Administrative Committee’s receipt of the request for review, except that such period may be extended for an additional 60 days if the Administrative Committee determines that special circumstances require such extension. If an extension of time is required, written notice of the extension will be furnished to the claimant before the end of the initial 60-day period.
     § 9.6 Finality of Determinations; Exhaustion of Remedies. To the extent permitted by law, decisions reached under the claims procedures set forth in this Section shall be final and binding on all parties. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted his remedies under this Section. In any such legal action, the claimant may only present evidence and theories which the claimant presented during the claims procedure. Any claims which the claimant does not in good faith pursue through the review stage of the procedure shall be treated as having been irrevocably waived. Judicial review of a claimant’s denied claim shall be limited to a determination of whether the denial was an abuse of discretion based on the evidence and theories the claimant presented during the claims procedure.

     § 9.7 Limitations Period. Any suit or legal action initiated by a claimant under the Plan must be brought by the claimant no later than one year following a final decision on the claim for benefits by the Administrative Committee. The one-year limitation on suits for benefits will apply in any forum where a claimant initiates such suit or legal action.

ARTICLE X
AMENDMENT, SUSPENSION OR TERMINATION
     The Compensation Committee or its delegate may amend, suspend or terminate the Plan in whole or part; but no such amendment, suspension or termination may adversely affect benefits accrued by a Participant based upon his Years of Service to the date of such amendment, suspension or termination; provided however, an amendment may freeze or limit future accruals of benefits under the Plan on and after the date of such amendment. Upon a complete termination of the Plan, all accrued benefits of each Participant will be distributed in a lump sum payment in accordance with the requirements under Code section 409A. Upon termination of the Plan, no further benefit accruals shall occur.

ARTICLE XI
CHANGE IN CONTROL
     §11.1 Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article XI shall govern and supersede any inconsistent terms or provisions of the Plan.
     §11.2 Definition of Change in Control. For purposes of the Plan, “Change in Control” shall mean the occurrence of any of the following events:
          (a) The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), provided, however, that for purposes of this Section 11.2(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or
          (b) The individuals who, as of January 1, 2009 are members of the Board (the “Incumbent Board”), cease for any reason to constitute more than fifty percent (50%) of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, or any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or
          (c) Approval by stockholders of the Company of (1) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or
          (d) Acceptance of stockholders of the Company of shares in a share exchange if the stockholders of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.
          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, (iii) any “Grandfathered Dorrance Family Stockholder” (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Stockholder but only if such Person has executed an agreement which is approved by two-thirds of the Board and pursuant to which such Person has agreed that he (or they) will not increase his (or their) Beneficial Ownership (directly or indirectly) to 30% or more of the outstanding Voting Securities (the “Standstill Agreement”) and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, “Grandfathered Dorrance Family Stockholder” shall mean at any time a “Dorrance Family Stockholder” (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on January 25, 1990 (w) Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family Stockholder, (y) Voting Securities which are also Beneficially Owned by other Grandfathered Dorrance Family Stockholders at the time in question, and (z) Voting Securities acquired after January 25, 1990 other than directly from the Company or from another Grandfathered Dorrance Family Stockholder by any “Dorrance Grandchild” (as hereinafter defined) provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A “Dorrance Family Stockholder” who or which is at the time in question the Beneficial Owner of Voting Securities which are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Stockholder at the time in question. For purposes of this Section, “Dorrance Family Stockholders” shall mean individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A “Dorrance Grandchild” means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild’s descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild’s descendants.
          Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares

Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
          (e) Notwithstanding anything contained in the Plan to the contrary, if the Employee’s employment is terminated within six months prior to a Change in Control and the Employee reasonably demonstrates that such termination (i) was at the request of a third party who effectuates a Change in Control or (ii) otherwise occurred in connection with or in anticipation of a Change in Control, then for all purposes of the Plan, the date of a Change in Control with respect to the Employee shall mean the date immediately prior to the date of such termination of the Employee’s employment.
     §11.3 Definition of Cause. For purposes of this Article XI, a termination for “Cause” is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board that the Participant (a) intentionally and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Participant’s incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed to substantially perform, or (b) intentionally engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however that no termination of the Participant’s employment shall be for Cause as set forth in clause (b) above until (x) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause (b) and specifying the particulars thereof in detail, and (y) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant’s counsel if the Participant so desires). No act, nor failure to act, on the Participant’s part, shall be considered “intentional” unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in the Plan to the contrary, in the case of any Participant who is a party to a severance protection agreement, no failure to perform by the Participant after a Notice of Termination (as defined in the Participant’s severance protection agreement) is given by the Participant shall constitute Cause for purposes of the Plan.
     §11.4 Termination of Employment. Notwithstanding anything herein to the contrary, if a Participant Separates from Service for any reason (other than for Cause) within two (2) years following a Change in Control, the Participant (including a SERP Participant) shall fully vest in his Income Replacement Benefit as of the date of his Separation from Service. In the event of such Separation from Service and only to the extent that the Change in Control satisfies the requirements of a “Change in Control Event,” as described in Code section 409A and the applicable regulations thereunder, the

Company shall pay (a) to the Participant (other than a SERP Participant) the first day of the seventh month following a Participant’s Separation from Service (or, if earlier, within 90 days following the Participant’s death) a lump sum cash payment equal to the Actuarial Equivalent present value of such Income Replacement Benefit whether or not the Participant is otherwise vested; provided, however, that for this purpose, the term Actuarial Equivalent shall have the same meaning as such term is used in the Retirement Plan; or (b) to the SERP Participant, such Income Replacement Benefit in accordance with Section 7.3. In the event of such Separation from Service and if the Change in Control does not result in a Change in Control Event, as described under Code section 409A, Plan payments shall be made pursuant to the provisions under Article VII.
     §11.5 Amendment or Termination.
          (a) This Article XI shall not be amended or terminated at any time.
          (b) For a period of two (2) years following a Change in Control, the Plan shall not be terminated or amended in any way, nor shall the manner in which the Plan is administered be changed in a way that adversely affects the Participant’s right to existing or future Company provided benefits provided hereunder, including, but not limited to, any change in, or to, the eligibility requirements, benefit formulae and manner and optional forms of payments.
          (c) Any amendment or termination of the Plan prior to a Change in Control which (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control, shall be null and void and shall have no effect whatsoever.

ARTICLE XII
MISCELLANEOUS
     §12.1 No Employment Rights. The establishment or existence of the Plan shall not confer upon any individual the right to be continued as an employee. The Company and each Subsidiary expressly reserve the right to discharge any employee whenever in its judgment its best interests so require.
     §12.2 Non-Alienation. No amounts payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation.
     §12.3 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey to the extent not preempted by federal law.
     §12.4 Withholding. The Company may withhold from any benefits payable under the Plan all federal, state and local income taxes or other taxes required to be withheld pursuant to applicable law.
     §12.5 Unfunded Obligation. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participant having no greater rights than the Company’s other general creditors. Nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.
     §12.6 Incapacity. If the Administrative Committee, in its sole discretion, deems a Participant or beneficiary who is eligible to receive any payment hereunder to be incompetent to receive the same by reason of illness or any infirmity or incapacity of any kind, the Administrative Committee may direct the Company to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Administrative Committee to disburse the same for the benefit of the Participant or beneficiary. Payments made pursuant to this Section shall operate as a discharge, to the extent thereof, of all liabilities of the Company, the Administrative Committee and the Plan to the person for whose benefits the payments are made. Notwithstanding the foregoing, in no event shall this Section 12.6 accelerate the distribution of the Participant’s accrued benefits in violation of Code section 409A.
     §12.7 Severability. In the event that any provision of this Plan shall be determined to be invalid or unenforceable for any reason, the remaining provisions shall be unaffected thereby and shall remain in full force and effect.
     §12.8 Notices.

          (a) Any instrument to be delivered under this Plan to the Administrative Committee shall be deemed to have been properly delivered if and when received by the Secretary of the Company at the Company’s Headquarters.
          (b) Any instrument to be delivered under this Plan to the Participant or his beneficiary shall be deemed to have been properly delivered in each case if and when received by the Participant or his beneficiary or upon deposit thereof, in a post office box regularly maintained by the United States Government, in an envelope, properly stamped, addressed to the Participant or his beneficiary at his address as it appears from time to time in the records of the Company.
     §12.9 Qualified and Nonqualified Plans not Affected. Any benefits payable pursuant to this Plan are intended to be in excess of those, if any, payable under the Qualified Plans. For SERP Participants, any benefits payable pursuant to this Plan are intended to replace any benefits that would have been payable under the Nonqualified Plan.
     §12.10 Binding Upon Successors. The liabilities under the Plan shall be binding upon any successor, assign or purchaser of the Company or any purchaser of substantially all of the assets of the Company.
     §12.11 Miscellaneous. Use of the masculine gender in the Plan shall be deemed to include the feminine gender. Headings are given to sections and paragraphs solely as a convenience to facilitate reference; such headings shall not affect the construction of any provision of the Plan.

     IN WITNESS WHEREOF, this instrument has been executed on December 18, 2008.

Campbell Soup Company
By:	/s/ Nancy A. Reardon
Nancy A. Reardon
Senior Vice President — Chief Human Resources and Communications Officer

ATTEST:

By:	/s/ John J. Furey
Corporate Secretary

APPENDIX A — GRANDFATHERED BENEFIT FORMULAS
     This Appendix A contains the Grandfathered Termination Benefit and Income Replacement Benefit formulas that may apply to determine the amount of a Participant’s accrued benefit described in Section 6.3. Any accrued benefits determined under this Appendix A shall be distributed in accordance with Articles VII and XI of the Plan.
§A-1. Grandfathered Termination Benefit Formula
     The Grandfathered Termination Benefit is the benefit, expressed as a straight life annuity commencing on the Participant’s Normal Retirement Date, equal to the excess, if any, of (a) over (b) where:
          (a) is the sum of (i) plus (ii) where:
               (i) is two and four-tenths (2.4%) of the Participant’s Adjusted Final Pay up to the Social Security Covered Compensation multiplied by the Participant’s Years of Service not in excess of five (5), plus one and two tenths percent (1.2%) of his Adjusted Final Pay up to the Social Security Covered Compensation multiplied by his Years of Service, if any, in excess of five (5) but not in excess of twenty (20), and
               (ii) is three and six tenths percent (3.6%) of his Adjusted Final Pay in excess of the Social Security Covered Compensation multiplied by his Years of Service not in excess of five (5) plus one and eight tenths (1.8%) of his Adjusted Final Pay in excess of the Social Security Covered Compensation multiplied by his Years of Service, if any, in excess of five (5) but not in excess of twenty (20); and
          (b) is the sum of (i) plus (ii) plus (iii) where:
               (i) is the straight life annuity payable to the Participant under the Qualified Plans commencing on his Normal Retirement Date, excluding for this purpose the portion of such annuity attributable to the Additional Annuity Benefit described in Section 5.07 of the Retirement Plan, and
               (ii) is the straight life annuity payable to the Participant under the Nonqualified Plan commencing on his Normal Retirement Date, and
               (iii) is the imputed benefit, expressed as a straight life annuity commencing on the Participant’s Normal Retirement Date, calculated under the Retirement Plan based upon the following assumptions:

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                    (A) Final Average Pay and Earnings equal the annual salary of the Participant on the date he was employed by the Campbell Group, and
                    (B) Years of Service equal the excess number of whole years of the Participant’s age at date of hire by the Campbell Group over 32, but such imputed Years of Service shall be limited to the lesser of (1) actual Years of Service under the Retirement Plan or (2) 10 years.
A Participant’s Grandfathered Termination Benefit determined under the preceding sentence shall be reduced in accordance with the factors in Schedule 1 or 3, as applicable, of Appendix I of the Retirement Plan based on the Participant’s age at the time his benefits are scheduled to commence.
     Notwithstanding the foregoing, the Grandfathered Termination Benefit for a Participant who was a participant in the Retirement Plan prior to May 1, 1999, shall be expressed in the form of a straight life annuity with 60 monthly installments guaranteed.
§A-2. Grandfathered Income Replacement Benefit Formula
     The Grandfathered Income Replacement Benefit is the benefit, expressed as a straight life annuity commencing on the Participant’s Normal Retirement Date, equal to the sum of (a) plus (b) where:
          (a) is the excess of (i) over (ii) where:
               (i) is 45% of the Participant’s Adjusted Final Pay reduced by 1.8% for each year the Participant’s age is below age 62 at date of retirement, and
               (ii) is the sum of (A) plus (B) plus (C) where:
                    (A) is the straight life annuity payable to the Participant under the Qualified Plans commencing on his Normal Retirement Date, excluding for this purpose the portion of such annuity attributable to the Additional Annuity Benefit described in Section 5.07 of the Retirement Plan,
                    (B) is the straight life annuity payable to the Participant under the Nonqualified Plans commencing on his Normal Retirement Date, and
                    (C) is the imputed benefit, expressed as a straight life annuity commencing on the Participant’s Normal Retirement Date, calculated under the Retirement Plan based upon the following assumptions:

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                        (I) Final Average Pay and Earnings equal the annual salary of the Participant on the date he was employed by the Campbell Group, and
                        (II) Years of Service equal the excess number of whole years of the Participant’s age at date of hire by the Campbell Group over 32, but such imputed Years of Service shall be limited to the lesser of (1) actual Years of Service under the Retirement Plan or (2) 10 years; and
          (b) is the excess of (i) over (ii) where:
               (i) is the benefit described in Section 5.07 of the Retirement Plan calculated as if the Participant had completed 35 Years of Service, and
               (ii) is the actual benefit to which the Participant is entitled under Section 5.07 of the Retirement Plan.
A Participant’s Grandfathered Income Replacement Benefit determined under the preceding sentence shall be reduced in accordance with the factors in Schedule 2 of Appendix I of the Retirement Plan based on the Participant’s age at the time his Plan benefits are scheduled to commence.
     Notwithstanding the foregoing, the Grandfathered Income Replacement Benefit for a Participant who was a participant in the Retirement Plan prior to May 1, 1999, shall be expressed in the form of a straight life annuity with 60 monthly installments guaranteed.

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